News Release

Exhibit 99.1

Ovid Therapeutics Announces Closing of Agreement with Takeda for Global Development and Commercialization of Soticlestat

New York, March 30, 2021 –Ovid Therapeutics Inc. (NASDAQ: OVID) (“Ovid”), a biopharmaceutical company committed to developing medicines that transform the lives of people with rare neurological diseases, today announced the closing of the Royalty, License and Termination agreement (the “Agreement”) under which Takeda Pharmaceutical secured global rights from Ovid to develop and commercialize the investigational medicine soticlestat (TAK-935/OV935) for the treatment of developmental and epileptic encephalopathies, including Dravet syndrome and Lennox-Gastaut syndrome.

At closing, Ovid received an upfront payment of $196 million and is eligible to receive up to an additional $660 million upon achieving development, regulatory and sales milestones. In addition, Ovid will receive tiered double-digit royalties, up to 20 percent on sales of soticlestat, if approved and commercialized. Takeda has assumed sole responsibility for further worldwide development and commercialization, and Ovid no longer has any financial obligation to Takeda under the original collaboration agreement, including for milestone payments or any future development and commercialization costs.

About Soticlestat (TAK-935/OV935)

Soticlestat is a potent, highly selective, first-in-class inhibitor of the enzyme cholesterol 24-hydroxylase (CH24H), with the potential to reduce seizure susceptibility and improve seizure control. CH24H is predominantly expressed in the brain, where it converts cholesterol into 24S-hydroxycholesterol (24HC) to adjust the homeostatic balance of brain cholesterol. 24HC is a positive allosteric modulator of the NMDA receptor and modulates glutamatergic signaling associated with epilepsy. Glutamate is one of the main neurotransmitters in the brain and has been shown to play a role in the initiation and spread of seizure activity. Recent literature indicates that CH24H is involved in over-activation of the glutamatergic pathway through modulation of the NMDA channel and that increased expression of CH24H can disrupt the reuptake of glutamate by astrocytes, resulting in epileptogenesis and neurotoxicity. Inhibition of CH24H by soticlestat reduces the neuronal levels of 24HC and may improve distorted excitatory/inhibitory balance in the brain.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company using its BoldMedicine® approach to develop medicines that transform the lives of patients with rare neurological disorders.  We believe these disorders represent an attractive area for drug development as the understanding of the underlying biology has grown meaningfully over the last few years and today represents a substantial opportunity medically and commercially. Based on recent scientific advances in genetics and the biological pathways of the brain, we aim to identify, discover and acquire novel compounds for the treatment of rare neurological disorders. We have built a deep knowledge of such disorders, how to treat them and how to develop the clinically meaningful endpoints required for development of a compound in these disorders. We continue to execute on our strategy to build this pipeline by discovering, in-licensing and collaborating with leading biopharmaceutical companies and academic institutions. These pipeline programs include programs targeting rare epilepsies, Angelman syndrome and Fragile X syndrome, as well as early-stage programs into other monogenetic disorders. Ovid’s emerging pipeline programs include OV329, a small molecule GABA aminotransferase inhibitor for seizures associated with Tuberous Sclerosis Complex and Infantile Spasms; OV882, a short hairpin RNA therapy approach for Angelman syndrome; OV815, a genetic therapy approach for KIF1A associated neurological disorder; and other non-disclosed research targets. Additionally, Ovid maintains a financial interest in OV935 which is now being developed by Takeda. For more information on Ovid, please visit www.ovidrx.com.

Ovid Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the potential benefits, clinical and regulatory development and commercialization of soticlestat and Ovid’s programs and the potential value, benefits, and outcome of the Royalty, License and Termination Agreement with Takeda. You can identify forward-looking statements because they contain words such as “will,” “appears,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include uncertainties in the development and regulatory approval processes, the fact that initial data from clinical trials may not be indicative, and are not guarantees, of the final results of the clinical trials and are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and/or more patient data become available, and the ability to commercialize soticlestat. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ovid’s filings with the Securities and Exchange Commission under the caption “Risk Factors.” Such risks may be amplified by the COVID-19 pandemic and its potential impact on Ovid’s business and the global economy. Ovid assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Investors and Media:
Ovid Therapeutics Inc.
Investor Relations & Public Relations
irpr@ovidrx.com

OR

Investors:

Argot Partners

Dawn Schottlandt

212-600-1902

ovid@argotpartners.com

Media:

Dan Budwick
1AB
dan@1abmedia.com

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